Exhibit 4.2
CONCENTRIC MEDICAL, INC.
THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
     This Third Amended and Restated Investors’ Rights Agreement (the “Agreement”) is made as of the 30th day of September, 2005, by and among Concentric Medical, Inc., a Delaware corporation (the “Company”), and the investors listed on Exhibit A hereto, each of which is herein referred to as an “Investor” and collectively as the “Investors.”
RECITALS
     WHEREAS, the Company and certain of the Investors (the “Existing Investors”) entered into the Second Amended and Restated Investors’ Rights Agreement dated December 19, 2003 (the “Second Amended Agreement”), pursuant to which the Company granted (i) certain rights to register shares of the Company’s Common Stock issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, (ii) certain rights to receive or inspect information pertaining to the Company, and (iii) a right of first offer with respect to certain issuances by the Company of its securities.
     WHEREAS, the Company and certain of the Investors are entering into a Series D Preferred Stock Purchase Agreement (the “Series D Purchase Agreement”) of even date herewith pursuant to which the Company shall sell to such Investors and such Investors shall purchase from the Company shares of the Company’s Series D Preferred Stock. A condition to the Investors’ obligations under the Series D Purchase Agreement is that the Company and the Investors enter into this Agreement in order to provide the Investors (i) certain rights to register shares of the Company’s Common Stock issuable upon conversion of the Series D Preferred Stock held by the Investors, (ii) certain rights to receive or inspect information pertaining to the Company, and (iii) a right of first offer with respect to certain issuances by the Company of its securities.
     WHEREAS, the Second Amended Agreement may be amended with the consent of the Company and the holders of a majority of the Registrable Securities (as defined in the Second Amended Agreement) then outstanding.
     WHEREAS, the Company and the Existing Investors (who are holders of a majority of the outstanding Registrable Securities (as defined in the Second Amended Agreement)) now wish to amend and restate the Second Amended Agreement in order to grant all of the Investors certain registration rights, information rights and a right of first offer with respect to certain issuances by the Company of its securities.
     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Company and the Investors hereby agree, intending to be legally bound hereby, that the Second Amended Agreement shall be superseded and replaced in its entirety by this Agreement, and the parties hereto further agree as follows:

AGREEMENT
     1. Registration Rights. The Company and the Investors covenant and agree as follows:
          1.1 Definitions. For purposes of this Section 1:
               (a) The term “Common Stock” means (i) the common stock, par value $0.001 per share, of the Company, (ii) any other capital stock of any class or classes (however designated) of the Company, authorized on or after the date hereof, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating distributions after the payment of dividends and distributions on any shares entitled to preference in the distribution of assets upon the voluntary or involuntary dissolution of the Company, and the holders of which shall ordinarily, in the absence of contingencies or in the absence of any provision to the contrary in the Certificate of Incorporation, be entitled to vote for the election of a majority of directors of the Company (even though the right so to vote has been suspended by the happening of such a contingency or provision), and (iii) any other securities into which or for which any of the securities described in (i) or (ii) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or other similar transaction.
               (b) The term “Form S-3” means such form promulgated under the Securities Act as in effect on the date hereof or any similar or successor form promulgated under the Securities Act that permits significant incorporation by reference of the Company’s subsequent public filings under the Securities Exchange Act of 1934, as amended, or any similar or successor federal statute (the “Exchange Act”);
               (c) The term “Holder” means any person owning or having the right to acquire Registrable Securities (including Senior Registrable Securities) or any assignee thereof in accordance with Section 1.12 of this Agreement and shall include, without limitation, Lighthouse Capital Partners V, L.P. and Lighthouse Capital Partners IV, L.P. (collectively, “Lighthouse”);
               (d) The term “Qualified IPO” means a firm commitment underwritten public offering by the Company of shares of its Common Stock pursuant to a registration statement under the Securities Act, the public offering price of which is not less than $2.58 per share (as appropriately adjusted for any stock split, dividend, combination or other recapitalization) and which results in aggregate gross proceeds to the Company of at least $30,000,000 or pursuant to which all outstanding shares of Preferred Stock are converted into Common Stock;
               (e) The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended, or any similar or successor federal statute (the “Securities Act”), and the declaration or ordering of effectiveness of such registration statement or document;

               (f) The term “Registrable Securities” means (i) the shares of Common Stock issuable or issued upon conversion of the Series A Preferred Stock, Series B Preferred Stock (including shares of Series B Preferred Stock issuable upon the exercise of warrants held by Comerica Incorporated pursuant to that certain Loan and Security Agreement, dated February 20, 2003, between the Company and Comerica Bank – California), Series C Preferred Stock or Series D Preferred Stock (the “Preferred Stock”) other than shares for which registration rights have terminated pursuant to Section 1.15 hereof, (ii) all shares of Common Stock of the Company now or hereafter held by Lighthouse, issued or issuable upon conversion of the shares of Series C Preferred Stock issued or issuable upon exercise of that certain Warrant to purchase Series C Preferred Stock held by Lighthouse; and (iii) any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in (i) or in this section (ii); provided, however, that the foregoing definition shall exclude in all cases any Registrable Securities (A) sold by a person in a transaction in which his or her rights under this Agreement are not assigned, (B) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (C) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale;
               (g) The number of shares of “Registrable Securities then outstanding” shall be equal to the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities;
               (h) The term “SEC” means the Securities and Exchange Commission; and
               (i) The term “Senior Registrable Securities” means Registrable Securities issuable or issued upon conversion of the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock.
          1.2 Request for Registration.
               (a) If the Company shall receive at any time after the earlier of (i) the third anniversary of this agreement or (ii) six (6) months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchaser or similar plan or a transaction pursuant to Rule 145 promulgated under the Securities Act) a written request from the Holders of at least a majority of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities, the aggregate offering price of which is at least $3,000,000, then the Company shall, within ten days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of subsection 1.2(b), use its best efforts to effect as soon as practicable, and in any event within 60 days of the receipt of such request, the registration under the Securities Act of all Registrable Securities which the Holders request to be registered within 20 days of the mailing of such notice by the Company in accordance with Section 3.4. No securities other than Registrable Securities shall be included in the registration unless consented to, in writing, by the Holders of at least a majority of the Senior Registrable Securities.
               (b) If the Holders initiating the registration request hereunder (“Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by a majority in interest of the Initiating Holders and shall be reasonably acceptable to the Company. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.5(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.
               (c) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company (the “Board”), it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than 90 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve-month period.
               (d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:
                    (i) After the Company has effected two registrations pursuant to this Section 1.2 that (x) have been declared or ordered effective and remained effective until at least 80% of the Registrable Securities registered thereunder were sold or the period set forth in Section 1.5(a) expired, and (y) the Company has not included any securities for its own account in such registration statement;

                    (ii) If the Company delivers written notice to the requesting Holders within 30 days following such Holders’ request for registration that it in good faith intends to file a registration statement for the initial public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction) within 90 days following the Company’s notice;
                    (iii) During the period starting with the date 30 days prior to the Company’s good faith estimate of the date of filing of, and ending on a date 120 days after the effective date of, a registration subject to Section 1.3 hereof covering an underwritten public offering in which the Holders of Registrable Securities are permitted to participate; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or
                    (iv) If the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.4 below; provided that such registration shall not be counted as one of the requested registrations under Section 1.2.
          1.3 Company Registration. If (but without any obligation to do so) the Company proposes to register (including without limitation for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan or a transaction covered by Rule 145 under the Securities Act, a registration in which the only stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered, or any registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within 20 days after mailing of such notice by the Company in accordance with Section 3.4, the Company shall, subject to the provisions of Section 1.8, cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered. The number of times a Holder may register Registrable Securities under this Section 1.3 shall be unlimited.
          1.4 Form S-3 Registration. After consummation of its initial public offering of its Common Stock, the Company shall use its best efforts to qualify for registration on Form S-3. In case the Company shall receive from any Holder or Holders of Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:
               (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and
               (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 20 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.4: (i) if Form S-3 is not available for such offering by the Holders; (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate offering price to the public of less than $1,500,000; (iii) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 45 days after receipt of the request of the Holder or Holders under this Section 1.4; provided, however, that the Company shall not utilize this right more than once in any twelve-month period; (iv) if the Company has, within the twelve-month period preceding the date of such request, already effected two registrations on Form S-3 for the Holders pursuant to this Section 1.4; (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; or (vi) during the period ending 90 days after the effective date of a registration statement subject to Section 1.3.
               (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable, and in any event within 20 days, after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 1.4 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively.
          1.5 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:
               (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities (which, in the case of an underwritten public offering pursuant to Section 3, shall be on Form S-1 or other form of general applicability satisfactory to the managing underwriter selected as therein provided) including executing an undertaking to file post-effective amendments and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby.
               (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to keep such registration statement effective for the period specified herein and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement in accordance with the sellers’ intended method of disposition set forth in such registration statement for such period.

               (c) Furnish to the Holders and to each underwriter such number of copies of the registration statement and each such amendment and supplement thereto (in each case including all exhibits) and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such registration statement.
               (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is required to do so under the Securities Act.
               (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.
               (f) Comply with all applicable rules and regulations under the Securities Act and Exchange Act.
               (g) Immediately notify each seller of Registrable Securities and each underwriter under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly prepare and furnish to such seller a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.
               (h) Make available for inspection by each seller of Registrable Securities, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, reasonable access to all financial and other records, pertinent corporate documents and properties of the Company, as such parties may reasonably request, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.
               (i) Cooperate with the selling holders of Registrable Securities and the managing underwriter, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, such certificates to be in such denominations and registered in such names as such holders or the managing underwriter may request at least two business days prior to any sale of Registrable Securities.

               (j) Cause all such Registrable Securities registered hereunder to be listed on each securities exchange (including the Nasdaq Stock Market) on which similar securities issued by the Company are then listed.
               (k) Provide a transfer agent and registrar for all Registrable Securities registered hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.
               (l) If the offering is underwritten and at the request of any seller of Registrable Securities, furnish on the date that Registrable Securities are delivered to the underwriters for sale pursuant to such registration (i) an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters to such effects as reasonably may be requested by counsel for the underwriters and executed counterparts of such opinion addressed to the sellers of Registrable Securities to the same effect as requested by counsel for the underwriters and (ii) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters and executed counterparts of such letter addressed to the Sellers of Registrable Securities stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five (5) business days prior to the date of such letter) with respect to such registration as such underwriters reasonably may request.
     For purposes of this Agreement, the period of distribution of Registrable Securities in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Registrable Securities in any other registration shall be deemed to extend until the earlier of the sale of all Registrable Securities covered thereby or 180 days after the effective date thereof, provided, however, in the case of any registration of Registrable Securities on Form S-3 or a comparable or successor form which are intended to be offered on a continuous or delayed basis, such 180 day-period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor or similar rule promulgated under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment, permit, in lieu of filing a post-effective amendment which (y) includes any prospectus required by Section 10(a)(3) of the Securities Act or (z) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (y) and (z) above contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement.
          1.6 Furnish Information. It shall be a condition precedent to the obligations of the Company to file a registration statement pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably requested by the Company in writing to effect the registration of such Holder’s Registrable Securities.
          1.7 Expenses of Registration.
               (a) Demand Registration. All expenses (other than underwriting discounts and commissions) incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders selected by a majority in interest of the selling Holders, shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2; provided, further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.2.
               (b) Company Registration. All expenses (other than underwriting discounts and commissions) incurred in connection with registrations, filings or qualifications of Registrable Securities pursuant to Section 1.3 for each Holder (which right may be assigned as provided in Section 1.12), including (without limitation) all registration, filing, and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holder or Holders selected by a majority in interest of the selling Holders, shall be borne by the Company.
               (c) Registration on Form S-3. All expenses (excluding any underwriters’ discounts or commissions associated with Registrable Securities) incurred in connection with a registration requested pursuant to Section 1.4, including (without limitation) all registration, filing, qualification, printers’ and accounting fees and the reasonable fees and disbursements of one counsel for the selling Holder or Holders selected by a majority in interest of the selling Holders, shall be borne by the Company, and counsel for the Company, shall be borne by the Company.
          1.8 Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under Section 1.3 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities to be sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering; provided, that no securities shall be included in the registration other than by the Company for its own account unless all Registrable Securities requested to be included in the registration are so included; provided, further, that in no event shall the amount of Senior Registrable Securities requested to be included in the offering be reduced unless all other Registrable Securities shall have first been excluded from the offering; provided, further, that in no event shall the amount of Registrable Securities included in the offering be reduced below 30% of the total amount of securities included in such offering.
          1.9 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.
          1.10 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:
               (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, each of its officers, directors, partners, members, any underwriter (as defined in the Securities Act) for such Holder, each of its officers, directors, partners, members, and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages, expenses or liabilities (or actions, proceedings or settlements in respect thereof), whether joint or several to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, or at common law, and, except as hereinafter provided, will reimburse each such Holder, each such underwriter and each such controlling person, if any, for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses or liabilities (or actions, proceedings or settlements in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of any material fact contained in the registration statement, any filing with any state or federal securities commission or agency or any prospectus, offering circular or other document incident to such registration (including any related notification, registration statement under which such Registrable Securities were registered under the Securities Act pursuant to Sections 2, 3 or 4, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof), (ii) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Registrable Securities under the securities laws thereof (any such application, document or information herein called a “Blue Sky Application”), (iii) any omission or alleged omission to state in any such registration statement, prospectus, amendment or supplement or in any Blue Sky Applications executed or filed by the Company, a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) any violation by the Company or its agents of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration, or (v) any failure to register or qualify the Registrable Securities in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company (the undertaking of any underwriter chosen by the Company being attributed to the Company) will undertake such registration or qualification (provided that in such instance the Company shall not be so liable if it has used its best efforts to so register or qualify the Registrable Securities) and will reimburse each such holder, and such officer, director and partner, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, promptly after being so incurred; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage or liability (or actions, proceedings or settlements in respect thereof) if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any Holder, each of its officers, directors, partners, members, underwriter or controlling person for any such loss, claim, damage or liability (or actions, proceedings or settlements in respect thereof), to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, each of its officers, directors, partners, members, underwriter or controlling person.
               (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (or actions, proceedings or settlements in respect thereof), whether joint or several, to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions, proceedings or settlements in respect thereof) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b), in connection with investigating or defending any such loss, claim, damage, expenses or liability (or actions, proceedings or settlement in respect thereof); provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, expenses or liability (or actions, proceedings or settlements in respect thereof) if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that in no event shall any indemnity under this subsection 1.10(b) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder.

               (c) Promptly after receipt by an indemnified party under this Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve the indemnifying party from any liability which it may have to such indemnified party other than under this Section 1.10 and shall only relieve it from any liability which it may have to such indemnified party under this Section 1.10 if and to the extent the indemnifying party is prejudiced by such omission.
               (d) If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by a Holder under this Subsection 1.10(d) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.
               (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.
               (f) The obligations of the Company and Holders under this Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

          1.11 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:
               (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;
               (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;
               (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;
               (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form; and
               (e) after the occurrence of its initial public offering, the Company shall facilitate and expedite transfers of the Registrable Securities pursuant to Rule 144, which efforts shall include timely notice to the Company’s transfer agent to expedite such transfers of Registrable Securities.
          1.12 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to (i) any of its affiliates, (ii) any partners or retired partners of a transferring Holder that is a partnership or the members of a transferring Holder that is a limited liability company, (iii) any family member or trust for the benefit of any individual Holder, or (iv) a transferee or assignee of at least 1,000,000 shares of such securities (or all of such Holder’s shares, if less than 1,000,000 shares), provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under Section 1.
          1.13 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Senior Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 1.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which are included or (b) to make a demand registration.
          1.14 “Market Stand-Off” Agreement.
               (a) Market-Standoff Period; Agreement. In connection with the initial public offering of the Company’s securities and upon request of the Company or the underwriters managing such offering of the Company’s securities, each Holder agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company, however or whenever acquired (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may reasonably be requested by the underwriters at the time of the Company’s initial public offering.
               (b) Limitations. The obligations described in Section 1.14(a) shall apply only if all officers and directors of the Company and all other holders of 1% or more, beneficially or of record, of the outstanding shares of capital stock of the Company enter into similar agreements, and shall not apply to a registration relating solely to employee benefit plans, or to a registration relating solely to a transaction pursuant to Rule 145 under the Securities Act.
               (c) Stop-Transfer Instructions. In order to enforce the foregoing covenants, the Company may impose stop-transfer instructions with respect to the securities of each Holder (and the securities of every other person subject to the restrictions in Section 1.14(a)).
               (d) Transferees Bound. Each Holder agrees that it will not transfer securities of the Company unless each transferee agrees in writing to be bound by all of the provisions of this Section 1.14, provided that this Section 1.14(d) shall not apply to transfers pursuant to a registration statement.

          1.15 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 if all the Registrable Securities held by such Holder are eligible for distribution to the public pursuant to Rule 144(k) or all (but not less than all) of such Registrable Securities are eligible for distribution to the public at one time pursuant to the other provisions of Rule 144 without violation of the applicable volume limitations and such Holder owns less than 1% of the outstanding capital stock of the Company. In any event, the provisions of this Section 1 shall terminate on the date which is five years after the consummation of a Qualified IPO.
     2. Covenants of the Company.
          2.1 Delivery of Financial Statements. The Company shall deliver to each Holder of at least 1,000,000 shares of Registrable Securities (other than a Holder in good faith deemed by the Board of Directors of the Company to be a competitor of the Company) (each an “Eligible Holder”):
               (a) as soon as practicable, but in any event within 90 days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholder’s equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles (“GAAP”), and audited and certified by an independent public accounting firm of nationally recognized standing selected by the Company;
               (b) as soon as practicable, but in any event within 30 days after the end of each of the first three quarters of each fiscal year of the Company, an unaudited profit or loss statement, a statement of cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter;
               (c) as soon as practicable, but in any event within 30 days after the end of each month, an unaudited income statement and a statement of cash flows and balance sheet for and as of the end of such month;
               (d) an annual budget and operating plan each fiscal year, promptly after management has presented such budget and operating plan to the Board, no later than 30 days prior to the preceding year end;
               (e) promptly upon receipt or publication thereof, any written reports submitted to the Company by independent public accountants in connection with an annual or interim audit of the books of the Company made by such accountants;
               (f) such other information relating to the financial condition, business, prospects or corporate affairs of the Company as any Eligible Holder may from time to time reasonably request in writing; provided, however, that the Company shall not be obligated pursuant to this Section 2.1(e) to provide any information that it reasonably considers to be a trade secret or similar confidential information unless such Eligible Holder executes a non-disclosure agreement reasonably acceptable to the Company with respect to such information.

The right to delivery of financial statements set forth in this Section 2.1 may be amended or waived in writing by the Eligible Holders of at least 60% of the Eligible Holders’ outstanding Registrable Securities.
          2.2 Inspection. The Company shall permit each Eligible Holder at such Eligible Holder’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and make copies or extracts thereof and to discuss the Company’s affairs, finances and accounts with its officers, directors, key employees and accountants, all at such reasonable times as may be requested by the Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information unless such Eligible Holder executes a non-disclosure agreement reasonably acceptable to the Company. The right of inspection set forth in this Section 2.2 may be amended or waived in writing by the Eligible Holders of at least 60% of the Eligible Holders’ outstanding Registrable Securities.
          2.3 Right of First Offer. Subject to the terms and conditions specified in this Section 2.3, the Company hereby grants to each Major Investor (as hereinafter defined) a right of first offer with respect to future issuances and sales by the Company of its Shares (as hereinafter defined). For purposes of this Section 2.3, a “Major Investor” shall mean any person who holds, along with its affiliates, at least 1,000,000 shares of Preferred Stock (or the Common Stock issued upon conversion thereof). For purposes of this Section 2.3, Major Investor includes any general partners and affiliates of a Major Investor. A Major Investor who chooses to exercise the right of first offer may designate as purchasers under such right itself or its partners or affiliates in such proportions as it deems appropriate.
          Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock (“Shares”), the Company shall first make an offering of such Shares to each Major Investor in accordance with the following provisions:
               (a) The Company shall deliver a notice by certified mail (“Notice”) to the Major Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.
               (b) Within 20 calendar days after delivery of the Notice, the Major Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares which equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion and exercise of all then convertible or exercisable securities then held, by such Major Investor bears to the total number of shares of Common Stock then outstanding (assuming full conversion and exercise of all convertible or exercisable securities). Such purchase shall be completed at the same closing as that of any third party purchasers or at an additional closing thereunder. The Company shall promptly, in writing, inform each Major Investor that purchases all the shares available to it (each, a “Fully-Exercising Investor”) of any other Major Investor’s failure to do likewise. During the ten-day period commencing after receipt of such information, each Fully-Exercising Investor shall be entitled to obtain that portion of the Shares for which Major Investors were entitled to subscribe but which were not subscribed for by the Major Investors that is equal to the proportion that the number of shares of Common Stock issued and then held, or issuable upon conversion and exercise of all then convertible or exercisable securities then held, by such Fully-Exercising Investor bears to the total number of shares of Common Stock then outstanding (assuming full conversion and exercise of all then convertible or exercisable securities) and held by all the Fully-Exercising Investors.
               (c) The Company may, during the 90-day period following the last expiration of the last period provided in subsection 2.3(b) hereof, offer and sell the remaining unsubscribed portion of the Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not sell such unsubscribed Shares within such period, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Investors in accordance herewith.
               (d) The right of first offer in this paragraph 2.3 shall not be applicable to:
                    (i) a split or subdivision of the outstanding shares of capital stock, or a dividend or other distribution payable in additional shares of capital stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of capital stock without payment of any consideration by such holder for the additional shares of capital stock (including the additional shares of Common Stock issuable upon conversion or exercise thereof),
                    (ii) Up to an aggregate of 14,103,928 shares of Common Stock issuable or heretofore issued to employees, consultants or directors of the Company directly or pursuant to a stock option plan, restricted stock plan or other agreement approved by the Board (or such higher number of shares as shall be approved unanimously by the Board),
                    (iii) Capital stock, or options or warrants to purchase capital stock, issued to financial institutions or lessors in connection with commercial credit arrangements, real estate leases, equipment financings or similar transactions, each of which has been approved by the Board (including a majority of the Directors elected by the holders of the Preferred Stock),
                    (iv) Capital stock or warrants or options to purchase capital stock issued in connection with bona fide acquisitions, mergers or similar transactions, each of which has been approved by the Board (including a majority of the Directors elected by the holders of the Preferred Stock),
                    (v) Capital stock or warrants or options to purchase capital stock issued in connection with bona fide strategic partnerships or licenses or acquisition of third party technology, each of which has been approved by the Board (including a majority of the Directors elected by the holders of the Preferred Stock),

                    (vi) Shares of Common Stock issued or issuable upon conversion of the Preferred Stock and upon conversion or exercise of outstanding options, warrants, convertible notes or other convertible securities outstanding as of the date of this Agreement,
                    (vii) Shares of Common Stock issued or issuable with the affirmative vote or written consent of (i) at least 60% of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, voting together as a single class and (ii) at least 66-2/3% of the then outstanding shares of Series C Preferred Stock and Series D Preferred Stock, voting together as a single class, or
                    (iix) Shares of Common Stock issued pursuant to a Qualified IPO.
In addition to the foregoing, the right of first offer in this paragraph 2.3 shall not be applicable with respect to any Major Investor and any subsequent securities issuance, if (i) at the time of such subsequent securities issuance, the Major Investor is not an “accredited investor,” as that term is then defined in Rule 501(a) under the Securities Act, or is not otherwise qualified to participate in an offering exempt from registration under the Securities Act; and (ii) such subsequent securities issuance is otherwise being offered only to accredited investors.
The right of first offer set forth in this Section 2.3 may be amended or waived in writing by Major Investors holding at least 60% of the outstanding Major Investors’ Registrable Securities.
          2.4 Qualified Small Business Stock Status. The Company shall submit to the Investors and to the Internal Revenue Service any reports that may be required under Section 1202(d)(1)(C) of the Code and any related Treasury Regulations. In addition, within ten (10) days after any Investor has delivered to the Company a written request therefor, the Company shall deliver to such Investor a written statement informing the Investor whether, in the Company’s good-faith judgment, such Investor’s interest in the Company constitutes “qualified small business stock” as defined in Section 1202(c) of the Code. The Company’s obligation to furnish a written statement pursuant to this Section 2.4 shall continue notwithstanding the fact that a class of the Company’s stock may be traded on an established securities market.
          2.5 Audit. The Company shall permit, shall cooperate with and instruct each of its employees, consultants and outside auditors to cooperate with, and shall supply all such information as may be reasonably requested in connection with, an audit of the Company conducted on behalf of, at the expense of, and by auditors engaged by, any holder of Series C Preferred Stock holding at least 1,000,000 shares of Common Stock (assuming the conversion into Common Stock of all Preferred stock held by such holder) who requests the same in writing; provided, however, that the Company shall not be obligated pursuant to this Section 2.5 in connection with such an audit on behalf of the same holder of Series C Preferred Stock more than once in any twelve month period.
          2.6 Director and Officer Insurance. The Company shall use commercially reasonable efforts to obtain and maintain in full force and effect director and officer insurance which provides a minimum of $1,000,000 in coverage provided that such coverage is available at commercially acceptable terms, as determined by the Board of Directors.
          2.7 Non-disclosure and Developments. The Company shall cause all technological developments, patentable or unpatentable inventions, discoveries or improvements by the Company’s or any subsidiary’s officers or employees to be documented in accordance with the appropriate professional standards, cause all officers and key employees and consultants of the Company or any subsidiary, to execute confidentiality and assignment of inventions agreements in a form agreed upon by the Board of Directors in favor of the Company or such subsidiary and to file and prosecute United States and foreign patent or copyright applications relating to and protecting such developments on behalf of the Company or such subsidiary.
          2.8 Termination of Covenants. The covenants set forth in Sections 2.1 through 2.7 shall terminate as to each Holder and be of no further force or effect immediately upon the consummation of a Qualified IPO.
     3. Miscellaneous.
          3.1 Successors and Assigns. Except as otherwise provided in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties (including transferees of any of the Preferred Stock or any Common Stock issued upon conversion thereof). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
          3.2 Amendments and Waivers. Except as set forth in Sections 2.1, 2.2 and 2.3 any term of this Agreement may be amended or waived only with the written consent of the Company, the holders of a majority of the Registrable Securities then outstanding; provided, that any amendment that alters, changes, amends or modifies or adversely affects, directly or indirectly, the rights of the holders of Senior Registrable Shares shall require the written consent of the holders of at least two-thirds of the Senior Registrable Shares. Notwithstanding the foregoing, this Agreement may be amended only with the written consent of the Company for the sole purpose of including additional purchasers of Series D Preferred Stock as “Investors” and “Holders”. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each party to the Agreement, whether or not such party has signed such amendment or waiver, each future holder of all such Registrable Securities, and the Company; provided, however, in the event that any amendment, supplement, modification, waiver or consent would adversely change a specifically enumerated right or obligation hereunder of one or more parties hereto (the “Adversely Affected Parties”) in a way that is adverse to the Adversely Affected Parties and in a manner different from the manner in which such specifically enumerated right or obligation is changed with respect to other parties hereto, such amendment or waiver shall also require the written consent of each such Adversely Affected Party.
          3.3 Notices. Unless otherwise provided, any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by telegram or fax, or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address or fax number as set forth on Exhibit A hereto or as subsequently modified by written notice.
          3.4 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.
          3.5 Governing Law. This Agreement and all acts and transactions pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws.
          3.6 Damages. The Company recognizes and agrees that the holder of Registrable Securities will not have an adequate remedy if the Company fails to comply with this Agreement and that damages may not be readily ascertainable, and the Company expressly agrees that, in the event of such failure, it shall not oppose an application by the holder of Registrable Securities or any other person entitled to the benefits of this Agreement requiring specific performance of any and all provisions hereof or enjoining the Company from continuing to commit any such breach of this Agreement.
          3.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
          3.8 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
          3.9 Aggregation of Stock. All shares of the Preferred Stock and Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.
          3.10 Additional Parties. The Investors agree that, upon delivery of counterpart signature pages to this Agreement, any additional persons who become “Purchasers” pursuant to the Series D Purchase Agreement shall become “Investors” under this Agreement without further action by any other Investor.
          3.11 Consent and Waiver of Existing Investors. The undersigned constitute Holders of a majority of the Registrable Securities outstanding pursuant to the Second Amended Agreement, and, pursuant to Section 3.3 of the Second Amended Agreement, hereby consent to (a) the grant of registration rights contemplated herein, (b) the waiver of the Right of First Offer as set forth in Section 2.2 of the Second Amended Agreement with respect to the issuance of shares of Series D Preferred Stock pursuant to the Series D Purchase Agreement, (c) the waiver of any notice requirements as set forth in the Second Amended Agreement and (d) the amendment and replacement of the Second Amended Agreement by this Agreement.
          3.12 Calculation of Holdings.
               (a) For the purpose of determining the availability of any right or the applicability of any limitation hereunder, all shares of Preferred Stock and Common Stock held by H&Q Life Sciences Investors and H&Q Healthcare Investors and any affiliated funds controlling, controlled by or under common control thereof, shall, in the sole discretion of H&Q Life Sciences Investors and H&Q Healthcare Investors, be aggregated, and H&Q Life Sciences Investors and H&Q Healthcare Investors and affiliated funds controlling, controlled by or under common control thereof shall be deemed to be a single Investor.
               (b) For the purpose of determining the availability of any right or the applicability of any limitation hereunder, all shares of Preferred Stock and Common Stock held by ProQuest Investments II, L.P. and ProQuest Investments II Advisors Fund, L.P. and any affiliated funds controlling, controlled by or under common control thereof, shall in the sole discretion of ProQuest Investments II, L.P. and ProQuest Investments II Advisors Fund, L.P., be aggregated and ProQuest Investments II, L.P. and ProQuest Investments II Advisors Fund, L.P. and any affiliated funds controlling, controlled by or under common control thereof, shall be deemed to be a single Investor.
               (c) For the purpose of determining the availability of any right or the applicability of any limitation hereunder, all shares of Preferred Stock and Common Stock held by Oxford Bioscience Partners IV, L.P. and any affiliated funds controlling, controlled by or under common control thereof, shall in the sole discretion of Oxford Bioscience Partners IV, L.P., be aggregated and Oxford Bioscience Partners IV, L.P. and any affiliated funds controlling, controlled by or under common control thereof, shall be deemed to be a single Investor.
               (d) For the purpose of determining the availability of any right or the applicability of any limitation hereunder, all shares of Preferred Stock and Common Stock held by Schroder Ventures International Life Sciences Fund III (LP1), L.P. and any affiliated funds controlling, controlled by or under common control thereof, shall in the sole discretion of Schroder Ventures International Life Sciences Fund III (LP1), L.P., be aggregated and Schroder Ventures International Life Sciences Fund III (LP1), L.P. and any affiliated funds controlling, controlled by or under common control thereof, shall be deemed to be a single Investor.
               (e) For the purpose of determining the availability of any right or the applicability of any limitation hereunder, all shares of Preferred Stock and Common Stock held by Montagu Newhall Associates, Inc. and any affiliated funds controlling, controlled by or under common control thereof, shall in the sole discretion of Montagu Newhall Associates, Inc., be aggregated and Montagu Newhall Associates, Inc. and any affiliated funds controlling, controlled by or under common control thereof, shall be deemed to be a single Investor.
[Signature Pages Follow]

     The parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first above written.

COMPANY:

CONCENTRIC MEDICAL, INC.

By:	/s/ Gary A. Curtis

Gary A. Curtis, President and Chief
Executive Officer

Address: 1380 Shorebird Way
Mountain View, CA 94043
SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS
AGREEMENT

     The parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

Montagu Newhall Global Partners II, LP

By:	/s/ C. Aston Newhall

Name: C. Aston Newhall
Title: General Partner

Montagu Newhall Global Partners II-A, LP

By: /s/ C. Aston Newhall

Name: C. Aston Newhall
Title: General Partner

Montagu Newhall Global Partners II-B, LP

By:	/s/ C. Aston Newhall

Name: C. Aston Newhall
Title: General Partner
SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS
AGREEMENT

     The parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

Prothro Family Limited Partnership, LTD.

By:	/s/ J.H. Cullum Clark

Name: J.H. Cullum Clark
Title: Managing General Partner
SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS
AGREEMENT

     The parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

Faison DuBose Bohlayer Charitable Remainder Trust

By:	/s/ Edward M. Bradley

Name: Edward M. Bradley
Title: Trustee
SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS
AGREEMENT

     The parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

Red Abbey Venture Partners (QP), LP
By: Red Abbey Venture Partners, LLC, its General Partner

By:	/s/ Matt Zuga

Name: Matt Zuga
Title: Managing Member

Red Abbey Venture Partners, LP
By: Red Abbey Venture Partners, LLC, its General Partner

By:	/s/ Matt Zuga

Name: Matt Zuga
Title: Managing Member

Red Abbey CEO’s Fund, LP
By: Red Abbey Venture Partners, LLC, its General Partner

By:	/s/ Matt Zuga

Name: Matt Zuga
Title: Managing Member
SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS
AGREEMENT

     The parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

Merifin Capital NV
By: FINABEL S.A., Managing Director

By:	/s/ Jacqueline Curzon

Name: Jacqueline Curzon, Director
Title:

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS
AGREEMENT

     The parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

Lighthouse Capital Partners V, L.P.
By:	Lighthouse Management Partners V, L.L.C.,
its general partner

By:

Name:

Title:

Lighthouse Capital Partners IV, L.P.
By:	Lighthouse Management Partners IV, L.L.C.,
its general partner

By:

Name:

Title:

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS
AGREEMENT

     The parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

Oxford Bioscience Partners IV L.P.
By: OBP Management IV L.P.

By:	/s/ Michael Lytton

Michael Lytton – General Partner

MRNA Fund II L.P.
By: OBP Management IV L.P.

By:	/s/ Michael Lytton

Michael Lytton – General Partner
SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS
AGREEMENT

     The parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

INTERNATIONAL LIFE SCIENCES FUND III (LP1), L.P., by: International Life Sciences Fund III (GP), L.P., its sole General Partner, by: ILSF III, LLC, its sole General Partner

By:	/s/ Nick Coleman

Name: Nick Coleman
Title: Member, ILSF III LLC

INTERNATIONAL LIFE SCIENCES FUND III (LP2), L.P., by: International Life Sciences Fund III (GP), L.P., its sole General Partner, by: ILSF III, LLC, its sole General Partner

By:	/s/ Nick Coleman

Name: Nick Coleman
Title: Member, ILSF III LLC

INTERNATIONAL LIFE SCIENCES FUND III CO-INVESTMENT, L.P., by: International Life Sciences Fund III (GP), L.P., its sole General Partner, by: ILSF III, LLC, its sole General Partner

By:	/s/ Nick Coleman

Name: Nick Coleman
Title: Member, ILSF III LLC

INTERNATIONAL LIFE SCIENCES FUND III STRATEGIC PARTNERS, L.P., by: International Life Sciences Fund III (GP), L.P., its sole General Partner, by: ILSF III, LLC, its sole General Partner

By:	/s/ Nick Coleman

Name: Nick Coleman
Title: Member, ILSF III LLC
SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS
AGREEMENT

     The parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

H&Q Healthcare Investors

By:	/s/ Daniel R. Omstead

Name: Daniel R. Omstead
Title: President

The name H&Q Healthcare Investors is the designation of the Trustees for the time being under an Amended and Restated Declaration of Trust dated April 12, 1987, as amended, and all persons dealing with H&Q Healthcare Investors must look solely to the trust property for the enforcement of any claim against H&Q Healthcare Investors, as neither the Trustees, officers nor shareholders assume any personal liability for the obligations entered into on behalf of H&Q Healthcare Investors.

H&Q Life Sciences Investors

By:	/s/ Daniel R. Omstead

Name: Daniel R. Omstead
Title: President

The name H&Q Life Sciences Investors is the designation of the Trustees for the time being under a Declaration of Trust dated February 20, 1992, as amended, and all persons dealing with H&Q Life Sciences Investors must look solely to the trust property for the enforcement of any claim against H&Q Life Sciences Investors, as neither the Trustees, officers nor shareholders assume any personal liability for the obligations entered into on behalf of H&Q Life Sciences Investors.
SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS
AGREEMENT

     The parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

ProQuest Investments II, L.P.
By: ProQuest Associates II, LLC
Its General Partner
By: Chief Financial Officer

By:	/s/ Pasquale DeAngelis

Name: Pasquale DeAngelis

ProQuest Investments II Advisors Fund, L.P.
By: ProQuest Associates II, LLC
Its General Partner
By: Chief Financial Officer

By:	/s/ Pasquale DeAngelis

Name: Pasquale DeAngelis
SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS
AGREEMENT

     The parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

New Enterprise Associates VIII, Limited Partnership
By:	NEA Partners VIII, Limited Partnership
its General Partner
By:	General Partner

By:	/s/ Charles W. Newhall, III

Name: Charles W. Newhall, III
Title: General Partner

New Enterprise Associates 8A, Limited Partnership
By:	NEA Partners 10, Limited Partnership
its General Partner
By:	General Partner

By:	/s/ Charles W. Newhall, III

Name: Charles W. Newhall, III
Title: General Partner
SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS
AGREEMENT

     The parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

NeuroVentures Fund, LP
By NeuroVentures Capital LLC, its General Partner

By:	/s/ Daniel J. O’Connell

Name: Daniel J. O’Connell
Title: Managing Member
SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS
AGREEMENT

     The parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

New Venture Partners IV, L.P.

By:	/s/ Howard D. Wolfe, Jr.

Howard D. Wolfe, Jr., General Partner
SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS
AGREEMENT

     The parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

Glynn Ventures V

By:	/s/ John W. Glynn

John W. Glynn, General Partner
SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS
AGREEMENT

     The parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:
/s/ Andrew Chmyz
Andrew Chmyz

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS
AGREEMENT

     The parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS: Gary A. Curtis, Trustee of The Gary A. Curtis Family Trust dated July 4, 1991
By:	/s/ Gary A. Curtis
Gary A. Curtis, Trustee

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS
AGREEMENT

     The parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

/s/ Erik T. Engelson

Erik T. Engelson, Trustee of the Erik T.
Engelson Trust UDT, dated March 29, 2000

Robert Anderson
SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS
AGREEMENT

     The parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

/s/ Ryan Drant

Ryan Drant

Kevin Knight

Frank Bonsal

/s/ Martin Dieck

Martin Dieck

/s/ Pierre Gobin

Pierre Gobin

Ivan Sepetka

William R. Brody
SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS
AGREEMENT

     The parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

John Patrick Morris

Patricia F. Morris

Charles M. Strother

Thomas Anderson

Sandra Anderson

Jacques Dion

Paul Gobin

J. Casey McGlynn, Trustee of the Allan R. Will and Heidi E. Will 1988 Irrevocable Trust, U/A DTD 10/3/88
SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS
AGREEMENT

     The parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

COMERICA INCORPORATED

By:

Name:

Title:

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS
AGREEMENT

EXHIBIT A
INVESTORS

Oxford Bioscience Partners IV, L.P.	Frank A. Bonsal, Jr.

mRNA Fund II, L.P.	Martin Dieck

International Life Sciences Fund III (LP1), L.P.	Pierre Gobin

International Life Sciences Fund III (LP2), L.P.	Ivan Sepetka

International Life Sciences Fund III Co-Investment, L.P.	Robert Anderson

International Life Sciences Fund III Strategic Partners, L.P.	William R. Brody

H&Q Healthcare Investors	John Patrick Morris & Patricia F. Morris

H&Q Life Sciences Investors	Charles M. Strother

ProQuest Investments II, L.P.	Thomas Anderson & Sandra Anderson

ProQuest Investments II Advisors Fund, L.P.	J. Casey McGlynn, Trustee of the Allan R. Will and Heidi E. Will 1988 Irrevocable Trust, U/A DTD 10/3/88

New Enterprise Associates VIII, Limited Partnership	Jacques Dion

New Enterprise Associates 8A, Limited Partnership	Paul Gobin

New Venture Partners IV, L.P.	Erik T. Engelson, Trustee of the Erik T. Engelson Trust UDT, dated March 29, 2000

NeuroVentures Fund, LP	Glynn Ventures V

Ryan Drant	Kevin Knight

Lighthouse Capital Partners V, L.P.	Comerica Incorporated

Lighthouse Capital Partners IV, L.P.	Red Abbey Venture Partners (QP), LP

Montagu Newhall Global Partners II, LP	Red Abbey Venture Partners, LP

Montagu Newhall Global Partners II-A, LP	Red Abbey CEO’s Fund, LP

Montagu Newhall Global Partners II-B, LP	Merifin Capital NV

Prothro Family Limited Partnership	Gary A. Curtis, Trustee of The Gary A. Curtis Family Trust dated July 4, 1991

Faison DuBose Bohlayer Charitable Remainder Trust	Andrew Chmyz